Exhibit 10.2

SECOND AMENDMENT TO REVOLVING LINE OF CREDIT

LOAN AGREEMENT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT AND SECURITY AGREEMENT (“Second Amendment”) is made as of July 11, 2006, by and among EFJ, Inc., a Delaware corporation (“EFJ”), E. F. Johnson Company, a Minnesota corporation (“E. F. Johnson”), Transcrypt International, Inc., a Delaware corporation (“Transcrypt” and together with EFJ and E. F. Johnson, collectively the “Original Borrower”), and 3e Technologies International, Inc., a Maryland corporation (“3e Technologies” and together with the Original Borrower, jointly and severally, the “Borrower”), all having an address at c/o EFJ, Inc.,1440 Corporate Drive, Irving, Texas 75038; and Bank of America, N.A., a national banking association (the “Lender”).

RECITALS

A.	The Original Borrower and the Lender are parties to that certain Revolving Line of Credit Loan Agreement and Security Agreement, dated as of November 15, 2002, as amended by that certain First Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of September 13, 2004 (said Loan Agreement, as so amended, the “Loan Agreement”).

A.	The Borrower and Lender desire to amend the Loan Agreement (i) to add 3e Technologies as a co-borrower of the Revolving Loan and co-obligor and party to the Loan Agreement, (ii) to govern and secure a term loan facility from Lender to Borrower in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), and (iii) for certain other purposes, as more fully set forth hereafter.

B.	Capitalized terms used in this Second Amendment and not defined herein have the meanings ascribed to them in the Loan Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1.	Representations and Warranties. To induce the Lender to enter into this Second Amendment, the Borrower provides the following warranties and representations to Lender:

a.	The Borrower’s books and records properly reflect the Borrower’s financial condition, and no material adverse change in the Borrower’s financial condition has occurred since the last date that the Borrower provided financial reports to the Lender; and

b.	No litigation is pending or threatened against the Borrower of which the Borrower has not informed the Lender in writing; and

c.	The Borrower is in compliance with all provisions of the Loan Agreement and with all applicable laws and regulations; and

d.	The Borrower has the power and authority to enter into this Second Amendment, to perform its obligations hereunder, to execute all documents being executed and delivered in connection herewith, and to incur the obligations provided for herein, all of which have been duly authorized and approved in accordance with the Borrower’s organizational documents; and

e.	This Second Amendment, together with all documents executed in connection herewith or pursuant hereto, constitute the valid and legally binding obligations of the Borrower in accordance with their respective terms; and

f.	The obligations of the Borrower under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Second Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Loan Agreement or the other Loan Documents; and

g.	There have been no changes to the Borrower’s organizational documents as of the date of this Second Amendment, except as have been fully disclosed and delivered to Lender, and all of the Borrower’s organizational documents previously delivered to the Lender in conjunction with the Loan Agreement remain in full force and effect and unmodified; and

h.	The chief executive offices of EFJ, E. F. Johnson and Transcrypt International are located and maintained, respectively, as follows: (1) EFJ, Inc. and E. F. Johnson Company, 1440 Corporate Drive, Irving, Texas 75038, and (2) Transcrypt International, Inc., 3900 NW 12th Street, Suite 200, Lincoln, Nebraska 68521; and Schedules 5.1-1 through 5.1-3 of the Loan Agreement are hereby modified and supplemented to reflect any change in the location of such Borrower’s chief executive offices since the date of the Loan Agreement.

i.	3e Technologies (i) is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation as shown on Schedule 5.1-4 attached hereto and made a part hereof and which hereby supplements Schedules 5.1-1 through 5.1-3 of the Loan Agreement, and the exact legal name of 3e Technologies is as set forth above in the first paragraph of this Second Amendment; (ii) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where its activities or ownership of property require such qualification except where the failure to be so qualified would not in the aggregate have a material adverse impact on the condition of the Borrower (financial or otherwise); and (iii) has the full and unrestricted power and authority, corporate and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform the Loan Documents, to incur the obligations provided for herein and therein, and to perform the transactions contemplated hereby and thereby (including, without limitation, the creation of the lien and security interest in favor of the Lender in the Collateral, the Assignments and any other Collateral required by the Loan Agreement), all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect). 3e Technologies has no subsidiaries. The chief executive offices of 3e Technologies are located and maintained at Rockville (Montgomery County), Maryland.

j.	Borrower certifies that all information set forth in the Borrower Information Statements (Schedules 5.1-1 through 5.1-4) is true, accurate and complete as of the date of this Second Amendment, except as expressly modified by this Second Amendment.

2.	Title. The title of the Loan Agreement at the top of Page 1 of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“REVOLVING LINE OF CREDIT LOAN AGREEMENT, TERM LOAN AGREEMENT AND SECURITY AGREEMENT”

3.	Introductory Paragraph. The words “THIS REVOLVING LINE OF CREDIT LOAN AGREEMENT AND SECURITY AGREEMENT” in the first paragraph on Page 1 of the Loan Agreement are hereby deleted in its entirety and restated as follows:

“THIS REVOLVING LINE OF CREDIT LOAN AGREEMENT, TERM LOAN AGREEMENT AND SECURITY AGREEMENT”

4.	Definition of Agreement. The definition of “Agreement” set forth in Section 1.1d. of the Loan Agreement is hereby deleted in their entirety and restated as follows:

“d.	“Agreement” means this Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement, as the same may be amended, modified or supplemented from time to time.”

5.	Definition of Billed. The definition of “Billed” set forth in Section 1.1h. of the Loan Agreement is hereby deleted in its entirety.

6.	Definition of Borrower. The definition of “Borrower” set forth in Section 1.1i. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“i.	“Borrower” means EFJ, Inc., E. F. Johnson Company, Transcrypt International, Inc. and 3e Technologies International, Inc., and to each such Person or to all of them, as the context may require, and the representations and obligations hereunder of the Persons comprised by the term “Borrower” shall be joint and several. For purposes of testing compliance with the financial covenants hereinafter, the negative covenants hereinafter and pricing under the Revolving Note or the Term Note that is based on the Borrower’s financial performance, financial information concerning the Borrower shall mean financial information for EFJ, Inc., E. F. Johnson Company, Transcrypt International, Inc. and 3e Technologies International, Inc., stated on a consolidated basis. In addition, the financial reporting to be provided by the Borrower shall be provided for EFJ, Inc., E. F. Johnson Company, Transcrypt International, Inc. and 3e Technologies International, Inc., on a consolidated and consolidating basis unless otherwise requested by Lender.”

7.	Definition of Borrowing Base. The definition of “Borrowing Base” set forth in Section 1.1j. of the Loan Agreement is hereby deleted in its entirety.

8.	Definition of Borrowing Base Certificate. The definition of “Borrowing Base Certificate” set forth in Section 1.1k. of the Loan Agreement is hereby deleted in its entirety.

9.	Definition of Commercial Accounts. The definition of “Commercial Accounts” set forth in Section 1.1s. of the Loan Agreement is hereby deleted in its entirety.

10.	Definition of Contra Account. The definition of “Contra Account” set forth in Section 1.1u. of the Loan Agreement is hereby deleted in its entirety.

11.	Definition of Eligible. The definition of “Eligible” set forth in Section 1.1y. of the Loan Agreement is hereby deleted in its entirety.

12.	Definition of EBITDA. The definition of “EBITDA” set forth in Section 1.1x. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“x.	“EBITDA” means the Borrower’s net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion and amortization, plus non-cash compensation expense resulting from recognition of expense attributable to equity compensation recognized in accordance with FAS 123(r); provided, however, EBITDA shall not include (i) in-process research and development expenses that have arisen due to the acquisition of 3e Technologies International, Inc., as such expenses are set forth on Schedule 1.1x-1 attached hereto and made a part hereof, and (ii) extraordinary contract settlement costs incurred in connection with the acquisition of 3e Technologies International, Inc., as such costs are set forth on Schedule 1.1x-2 attached hereto and made a part hereof.”

13.	Definition of Ending Date. The definition of “Ending Date” set forth in Section 1.1aa. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“aa.	“Ending Date” means June 30, 2010; provided, however, if no Event of Default has occurred, Lender may (by written notice delivered to Borrower), as determined in Lender’s sole and absolute discretion, elect to extend the Ending Date upon such terms and conditions as may be acceptable to Lender. Borrower shall, upon the request of Lender, execute all documents and take all action necessary or requested by Lender to effectuate or evidence such extension, all at the sole cost of Borrower.”

14.	Definition of Ineligible Accounts. The definition of “Ineligible Accounts” set forth in Section 1.1nn. of the Loan Agreement is hereby deleted in its entirety.

15.	Definition of Letter of Credit Sublimit. The definition of “Letter of Credit Sublimit” set forth in Section 1.1tt. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“tt.	Letter of Credit Sublimit” means Ten Million and 00/100 Dollars ($10,000,000.00).

16.	Definition of Loan. The definition of “Loan” set forth in Section 1.1uu of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“uu.	“Loans” means the Revolving Loan and/or the Term Loan.”

17.	Definition of Loan Document. The definition of “Loan Documents” set forth in Section 1.1vv. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“vv.	“Loan Documents” means this Agreement, the Revolving Note, the Term Note or any other document executed by the Borrower or any other Person evidencing, securing, guaranteeing or relating to the Revolving Loan and/or the Term Loan, as such documents or instruments may be amended, modified or extended from time to time.”

18.	Definition of Margin. The definition of “Margin” set forth in Section 1.1xx. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“xx.	“Margin” means the percentage interest rate shown on the Performance Pricing Grid to be added to the LIBOR Rate (as defined in the Revolving Note or the Term Note, as applicable) or the Prime Rate (as defined in the Revolving Note or the Term Note, as applicable) to determine the rate of interest payable at any time under the Revolving Note or the Term Note, as applicable. The Margin regarding the LIBOR Rate shall be as stated in the “LIBOR +” row of the Performance Pricing Grid, and the Margin regarding the Prime Rate shall be as stated in the “Prime Rate +” row of the Performance Pricing Grid.”

19.	Definition of Performance Pricing Grid. The definition of “Performance Pricing Grid” set forth in Section 1.1eee. of the Loan Agreement is hereby deleted in its entirety under the Loan Agreement is hereby deleted in its entirety and restated as follows:

“eee.	“Performance Pricing Grid” means the following table (which is also contained in the Revolving Note and the Term Note):

	Level 1	Level 2	Level 3	Level 4
Debt/ EBITDA	Ratio >2.50x	2.50 ≥ Ratio >2.25	2.25 ≥ Ratio >1.00	Ratio ≤ 1.00x
LIBOR +	1.75%	1.50%	1.25%	1.00%
Prime Rate +	2.00%	1.75%	1.50%	1.25%

1.	Definition of Revolving Note. The definition of “Revolving Note” set forth in Section 1.1jjj. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“jjj.	“Revolving Note” means the Borrower’s promissory note entitled Revolving Note, dated as of November 15, 2002, as modified by that certain First Amendment to Revolving Note dated as of September 13, 2004, and as further modified by that certain Second Amendment to Revolving Note dated as of July 11, 2006, in the principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), payable to the order of Lender, and evidencing the Borrower’s obligation to repay the Revolving Loan, as said Revolving Note may be further modified from time to time.”

2.	Definition of Tangible Net Worth. The definition of “Tangible Net Worth” set forth in Section 1.1lll. of the Loan Agreement is hereby deleted in its entirety.

3.	Additional Definitions. Section 1.1 of the Loan Agreement is hereby amended to add the following definitions:

““Loans” means the Revolving Loan and/or the Term Loan.

“Maximum Term Commitment Amount” means Fifteen Million and 00/100 Dollars ($15,000,000.00), or such lesser amount that Borrower may borrow as hereinafter provided.

“Notes” mean the Term Note and/or Revolving Note.

“Term Loan” means the Term Loan facility made available by Lender to Borrower in the principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), evidenced by the Term Note.

“Term Note” means that certain Term Note, dated as of July 11, 2006, in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), executed by Borrower and payable to the order of the Lender, and evidencing Borrower’s obligation to repay the Term Loan, as such Term Note may be amended from time to time.”

4.	Allowed Amount of Advances. Section 2.1a. of the Loan Agreement entitled “Allowed Amount of Advances” is hereby deleted in its entirety and restated as follows:

“a. Allowed Amount of Advances. The aggregate principal amount of Advances outstanding at any time shall not exceed the difference between (i) the Maximum Revolving Commitment Amount and (ii) the LOC Obligations.”

5.	Use of Revolving Loan Proceeds. Section 2.3 of the Loan Agreement entitled “Use of Revolving Loan Proceeds” is hereby deleted in its entirety and restated as follows:

“2.3 Use of Revolving Loan Proceeds. The proceeds of the Revolving Loan shall be used for working capital and other general lawful corporate purposes.”

6.	Revolving Loan Fees. Section 2.4b. of the Loan Agreement providing for payment by Borrower of an unused fee is hereby deleted in its entirety.

7.	Term Loan. Article 2 of the Loan Agreement is hereby amended to add the following Sections immediately following Section 2.4 thereof:

“2.5 Term Loan. The Lender agrees to make the Term Loan to the Borrower, and the Borrower agrees to borrow the Term Loan from the Lender. The Term Loan shall be funded in a single advance on or about July 6, 2006. Amounts repaid or prepaid under the Term Loan cannot be reborrowed.

2.6 Repayment of Term Loan. The Borrower promises to repay the Term Loan, with interest, at the time and in the manner provided in the Term Note.

2.7 Use of Term Loan Proceeds. The Borrower shall use the proceeds of the Term Loan to facilitate the acquisition of the stock of 3e Technologies and for working capital.”

8.	Borrowing Base Certificate Covenants. Sections 3.1i., 3.2b. and Schedule 1.1(A) of the Loan Agreement are hereby deleted in their entirety.

9.	Security. Section 4.1 of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“4.1 Grant of Security Interest. As security for (i) the payment of the Loans, and any other extensions of credit, loans, letters of credit or other financial accommodations now or hereafter made by the Lender for the benefit of the Borrower, and (ii) the performance of the Borrower’s obligations under or in connection with any interest rate swap agreement as defined in 11 U.S.C. §101 by and between the Borrower and the Lender or any Affiliate of the Lender (whether absolute or contingent and whether now or hereafter arising or becoming due or owing), and (iii) any other liability or obligation of the Borrower to the Lender whether now or hereafter existing, of every kind and description, whether or not evidenced by notes or other instruments, and whether or not such liability or obligations are direct or indirect, fixed or contingent, liquidated or unliquidated, the Borrower hereby assigns, grants and conveys to the Lender a security interest in the Collateral. Proceeds of the Collateral shall be allocated pari passu among the Loans and any outstanding interest rate swap agreements. The Borrower further agrees that the Lender shall have in respect of the Collateral all of the rights and remedies of a secured party under the Uniform Commercial Code, other applicable law and this Agreement. The Borrower covenants and agrees to execute and deliver, and hereby authorizes the Lender to prepare and file with the financing records of such jurisdictions as the Lender deems appropriate, such financing statements and other instruments and filings or perform any and all acts as are necessary in the opinion of the Lender to perfect, maintain and protect the security interest hereby granted. Except as otherwise set forth in this Agreement, the Lender does not authorize and the Borrower agrees that it shall not take any of the following actions without the prior written consent of the Lender: (a) sell, lease, license, transfer, exchange or otherwise dispose of any of the Collateral except in the ordinary course of business; or (b) mortgage, pledge, lien, assign, grant a security interest or otherwise encumber any of the Collateral.”

10.	Representations and Warranties. Article 5 of the Loan Agreement is hereby amended to delete the initial paragraph thereof (which is immediately prior to Section 5.1 of the Agreement) in its entirety and to substitute the following therefor:

“To induce the Lender to enter into this Agreement and to extend the Revolving Loan and the Term Loan to the Borrower, the Borrower makes the following representations and warranties to the Lender. These representations and warranties are continuing, and each request for an Advance shall be deemed to be an affirmation of these representations and warranties as of the date on which such Advance is made.”

11.	Loan Application. Section 5.6 of the Loan Agreement entitled “Loan Application” is hereby deleted in its entirety and restated as follows:

“5.6 Loan Application. The statements made and the documents delivered by the Borrower to the Lender in connection with its application for the Loans and in connection with this Agreement and the other Loan Documents are true, correct and complete, in all material respects, omit no material facts, are not misleading, and present fairly the condition (financial or otherwise) of the Borrower. The Borrower certifies further that the information set forth in the Borrower Information Statements attached hereto as Schedules 5.1-1 through 5.1-4 is true, accurate and complete as of the date of this Agreement.”

12.	Licenses and Contracts. Section 5.11 of the Loan Agreement entitled “Licenses and Contracts” is hereby deleted in its entirety and restated as follows:

“5.11 Licenses and Contracts. All franchises, licenses, trademarks, trade names, copyrights, patents, permits, certificates, consents, approvals, authorizations, agreements and contracts necessary to operate Borrower’s business as it currently is being operated and to own or lease Borrower’s property have been obtained, are in effect, have been complied with in all material respects by Borrower, are free from challenge, and to the extent permitted under applicable law, are fully assignable to the Lender for the purpose of securing the Loans. Borrower has no knowledge and has not received any notice to the effect that any product it manufactures or sells, or any service it renders, or any process, method, know-how, trade secret, part or material it employs in the manufacture of any product it makes or sells or any service it renders, or the marketing or use by it or another of any such product or service, may infringe any trademark, trade name, copyright, patent, trade secret or legally protected right of any other Person.”

13.	Payment of Loans. Section 6.1 of the Loan Agreement entitled “Payment of Revolving Loan” is hereby deleted in its entirety and restated as follows:

“6.1 Payment of Loans. Punctually make the payments on (a) the Revolving Loan at the times and places and in the manner specified in the Revolving Note, and (b) the Term Loan at the times and places and in the manner specified in the Term Note.”

14.	Contract Obligations. Section 6.7 of the Loan Agreement entitled “Contract Obligations” is hereby deleted in its entirety and restated as follows:

“6.7 Contract Obligations. Perform in accordance with the material terms of every contract, agreement, obligation or other arrangement to which the Borrower is a party or by which it or any of its property is bound which is material to the operation of the Borrower’s business as determined by Lender in its sole and absolute discretion, including, without limiting the generality of the foregoing, Government Contracts, except to the extent that the contract or agreement is inconsistent with this Agreement. In the event that any default or performance deficiency occurs, the Borrower shall notify the Lender promptly in writing. The Borrower shall provide the Lender promptly with copies of any cure notices or stop work notices it may receive from the Government on any Government Contract and detail the proposed corrective action.”

15.	Books and Records. Section 6.9 of the Loan Agreement entitled “Books and Records” is hereby deleted in its entirety and restated as follows:

“6.9 Books and Records. Keep and maintain at its chief executive offices adequate and proper records and books of account, in which complete entries are made in accordance with GAAP, consistently applied, and in accordance with all laws, regulations, orders and other requirements of any court, tribunal, arbitrator or governmental authority, reflecting all financial and other transactions of the Borrower normally and customarily included in records and books of account of companies engaged in the same or similar businesses and activities as the Borrower. As of the date of this Agreement, the chief executive offices of EFJ, Inc. and of E. F. Johnson Company are located in Irving, Texas, the chief executive offices of Transcrypt International, Inc. are located in Lincoln, Nebraska, and the chief executive offices of 3e Technologies International, Inc. are located in Rockville, Maryland.”

16.	Monthly Reports. Section 6.11f. of the Loan Agreement entitled “Monthly Reports” is hereby deleted in its entirety.

17.	Accounts. Section 6.12 of the Loan Agreement entitled “Accounts” is hereby deleted in its entirety and restated as follows:

“6.12 Accounts. The Borrower shall use its best efforts and shall take any and all steps necessary to collect its Accounts, including without limitation, the filing and pursuit of legal action in furtherance of said collection efforts.”

18.	Financial Covenant - Tangible Net Worth. Section 6.14a. of the Loan Agreement entitled “Tangible Net Worth” is hereby deleted in its entirety.

19.	Financial Covenant - Funded Debt to EBITDA. Section 6.14b. of the Loan Agreement entitled “Funded Debt to EBITDA” is hereby deleted in its entirety and restated as follows:

“b. Funded Debt to EBITDA. A maximum ratio of Funded Debt to EBITDA as follows:

1. 3.25 to 1.00 for each of the fiscal quarters of Borrower ending on or before March 31, 2007; and

2. 3.00 to 1.00 for all fiscal quarters of Borrower thereafter.

Compliance with such financial covenant will be measured at the end of each fiscal quarter on a rolling four quarter basis. Unless otherwise expressly provided in this Agreement, if the Borrower comprises a parent corporation and its subsidiaries, the covenants herein relating to the financial condition of the Borrower refer to the financial condition of the parent corporation and those subsidiaries stated on a consolidated basis.”

20.	Financial Covenant - Fixed Charge Coverage Ratio. Section 6.14c. of the Loan Agreement entitled “Fixed Charge Coverage Ratio” is hereby deleted in its entirety and restated as follows:

“c. Fixed Charge Coverage Ratio. A minimum Fixed Charge Coverage Ratio of 1.50 to 1.00 as of the last day of each fiscal quarter of Borrower.

Compliance with such financial covenant will be measured at the end of each fiscal quarter on a rolling four quarter basis. Unless otherwise expressly provided in this Agreement, if the Borrower comprises a parent corporation and its subsidiaries, the covenants herein relating to the financial condition of the Borrower refer to the financial condition of the parent corporation and those subsidiaries stated on a consolidated basis.”

21.	Financial Covenant - Positive EBITDA. Section 6.14d. of the Loan Agreement entitled “Positive EBITDA” is hereby deleted in its entirety.

22.	Debt. Section 7.1 of the Loan Agreement entitled “Debt” is hereby deleted in its entirety and restated as follows:

“7.1 Debt. Create, incur, assume or suffer to exist any Debt, except (a) trade debt incurred in the ordinary course of Borrower’s business; (b) Debt between the entities comprising the term Borrower; (c) Debt not otherwise permitted by this Section 7.1 in an amount not to exceed, in the aggregate, the sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), at any one time.”

23.	Acquisitions. Section 7.4 of the Loan Agreement entitled “Acquisitions” is hereby deleted in its entirety and restated as follows:

“7.4 Acquisitions. Purchase, lease or otherwise acquire the assets, business, goodwill or securities of any other Person, including, without limitation, shares of stock in corporations, partnership interests in general or limited partnerships or membership interests in limited liability companies, or acquire any other business, other than (a) the stock of Avanti Acquisition Corp. (“Avanti”) provided that on or before the date hereof Avanti shall be merged with and into 3e Technologies International, Inc., a Maryland corporation, with 3e Technologies International, Inc., a Maryland corporation, as the surviving corporation of such merger (the “Merger”), all in accordance with the terms and provisions of that certain Agreement and Plan of Merger, dated as of July 10, 2006, by and among EFJ, Inc., Avanti, 3e Technologies International, Inc., a Maryland corporation, Chih Hsiang Li as stockholders’ agent, and Steven Chen, James Whang, Chih-Hsiang Li and AEPCO, Inc., and (b) immediately after giving effect to the Merger, the stock of 3e Technologies International, Inc., a Maryland corporation.”

24.	Transfer of Assets. Section 7.5 of the Loan Agreement entitled “Transfer of Assets” is hereby deleted in its entirety and restated as follows:

“7.5 Transfer of Assets. Sell, lease, assign, pledge or otherwise dispose of any of its properties, stocks or assets (including without limitation, the Collateral), whether now owned or hereafter acquired, except (a) transfers in the Borrower’s ordinary course of business and for fair market value, (b) transfers between any of the Persons comprised by the term Borrower, or (c) transfers disclosed on Schedule 7.5 attached hereto and made a part hereof, which transfers were agreed to prior to the date of this Agreement.”

25.	Use of Proceeds. Section 7.10 of the Loan Agreement entitled “Use of Proceeds” is hereby deleted in its entirety and restated as follows:

“7.10 Use of Proceeds. Use, or allow the use of, the proceeds of the Loans for any purpose which would cause this Agreement to violate any Regulations of the Board of Governors of the Federal Reserve System; or for any purpose other than the purposes or purposes specified hereinabove.”

26.	Capital Expenditures. Section 7.13 of the Loan Agreement entitled “Capital Expenditures” is hereby deleted in its entirety and restated as follows:

“7.13 Capital Expenditures. Make capital expenditures in excess of Seven Million and 00/100 Dollars ($7,000,000.00) in any fiscal year.”

27.	Events of Default. Section 9.1a. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“a. the Borrower shall fail to pay, when due, any sum payable under the Revolving Note or the Term Note; or”

28.	Events of Default. Section 9.1e. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“e. any indebtedness or obligation of the Borrower to any third party in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall have been declared due prior to its scheduled date of maturity as a result of the occurrence of a default or event of default thereunder; or”

29.	Events of Default. Section 9.1f. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“f. one or more judgments or decrees in an amount of more than Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be entered against the Borrower (not paid or fully covered by insurance) and all such judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within fifteen (15) days from the entry thereof, or any attachment or garnishment shall be issued against the Borrower or the Borrower’s property, and any such attachment shall not have been vacated, discharged, stayed or bonded pending trial in a manner satisfactory to Lender; or”

30.	Events of Default. Section 9.1h. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“h. any investigative proceeding, audit or other action shall be initiated by or on behalf of any Customer, which is based upon a claim or contest with respect to any material Government Contract or Government Account that, if adversely determined to the Borrower, would have a material adverse effect on the Borrower’s financial condition, as determined by the Lender in its sole discretion; or”

31.	Events of Default. Section 9.1i. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“i. the issuance to the Borrower of any cure notice, show-cause notice, or notice of whole or partial termination, for default or alleged default, under any contract which is either a Government Contract or is a subcontract (at any tier) which is related to a contract between a third party and the Government; provided that the events described in this subparagraph shall not constitute an Event of Default if the default or alleged default (i) is curable and the Borrower cures the grounds for such issuance within thirty (30) days of issuance of such notice, or (ii) if such grounds are not curable within such thirty (30) day period, the Borrower provides evidence satisfactory to the Lender that the Borrower has commenced to cure within such period, and the Borrower diligently proceeds with such cure and provides evidence that such cure shall be completed within a time period acceptable to Lender, or (iii) is being diligently contested by Borrower in good faith and Borrower has set aside adequate reserves therefor, in each case as determined by Lender in its sole and absolute discretion; or”

32.	Events of Default. Section 9.1k. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“k. any material default by the Borrower occurs under the terms of any material Government Contract or any breach in the Borrower’s performance obligations occurs under any material Government Contract; or”

33.	Events of Default. Section 9.1p. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“p. The Borrower or any other Person standing as a guarantor for the Loans or providing security for the Loans shall fail to observe or perform any other term, covenant or agreement contained in this Agreement or in any other Loan Document or in any other agreement with the Lender or any of the Lender’s Affiliates to be observed or performed on its part and such default shall continue unremedied for a period of ten (10) Business Days after written notice of the existence of such default is given by the Lender; provided however, that with respect to any interest rate swap agreement or hedge agreement executed by Borrower with Lender or any of Lender’s Affiliates, no such failure shall constitute an Event of Default under this Agreement unless and until such failure constitutes an event of default under such interest rate swap agreement or hedge agreement. The cure period described in this paragraph is inapplicable to the Events of Default listed in the paragraphs above.”

34.	Rights and Remedies of the Lender. Section 9.2a. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“a. Declare this Agreement and the Lender’s obligation to make or extend any Advances on the Revolving Loan to be terminated, and declare the entire unpaid principal amounts of the Loans, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement and the other Loan Documents to be accelerated, and to be immediately due and payable (except that upon the occurrence of an Event of Default arising out of voluntary or involuntary bankruptcy proceedings in which the Borrower is the debtor, such acceleration shall occur automatically and immediately without any declaration or other action on the part of the Lender) whereupon the Loans, all such accrued interest, and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any of the other Loan Documents to the contrary notwithstanding;”

35.	Rights and Remedies of the Lender. Section 9.2c. of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“c. Notify any or all Customers to make any Payments due to the Borrower from such Customers directly to the Lender, and render performance to or for the benefit of the Lender of any obligations of such Customer(s) to the Borrower. To facilitate direct collection, the Borrower hereby appoints the Lender, acting through any officer or employee of the Lender, as the Lender may from time to time designate, as attorney-in-fact for the Borrower to (i) receive, open and dispose of all mail addressed to the Borrower and take therefrom any Payments on or proceeds of Accounts; (ii) take over the Borrower’s post office boxes or make such other arrangements, in which Borrower shall cooperate, to receive the Borrower’s mail, including notifying the post office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Lender shall designate; provided that Lender shall promptly remit to the Borrower any mail so received which does not relate to the Collateral; (iii) endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, money orders, notes, acceptances or other evidences of payment or Collateral that may come into the Lender’s possession; (iv) sign and endorse the name of the Borrower on any invoice or bill of lading relating to any of the Accounts, on verifications of Accounts sent to any Customer, to drafts against any Customer, to assignments of Accounts, and to notices to any Customer; and (v) do all acts and things necessary to carry out this Agreement and the transactions contemplated hereby, including signing the name of the Borrower on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted under the Uniform Commercial Code of any appropriate state. The Borrower hereby ratifies and approves all acts of such attorneys-in-fact, and neither the Lender nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law of any such attorney-in-fact, except for acts of gross negligence or wilful misconduct of the Lender. This power, being coupled with an interest and given to secure an obligation, is irrevocable so long as the Loans remain unsatisfied, or any Loan Document remains effective, as solely determined by the Lender. The Lender shall have no obligation or duty to pursue any Person other than the Borrower for the amounts owing under or in connection with the Loans, this Agreement or the other Loan Documents, including without limitation any guarantors or Persons pledging property to secure the Loans. To the extent such rights may now or hereafter exist, the Borrower waives the right to require Lender to pursue any Persons other than the Borrower to pay the amounts owing under the Revolving Note, Term Note, this Agreement or other Loan Documents;”

36.	Notices. Section 10.3 of the Loan Agreement entitled “Notices” is hereby deleted in its entirety and restated as follows:

“10.3 Notices. Except as may otherwise be provide herein, all notices, demands, requests or other communications provided for herein or in the other Loan Documents shall be in writing and shall be deemed to be effective one (1) day after dispatch if sent by Federal Express or any other commercially recognized overnight delivery service or two (2) days after dispatch if sent by registered or certified mail, return receipt requested and addressed as follows:

If to the Borrower:

EFJ, Inc.

1440 Corporate Drive

Irving, Texas 75038

Attention: Jana A. Bell, Chief Financial Officer

With copies to:

General Counsel to EFJ, Inc.

1440 Corporate Drive

Irving, Texas 75038

and

Andrew Erskine, Esquire

Manatt, Phelps & Phillips, LLP

11355 W. Olympic Boulevard

Los Angeles, California 90064

If to the Lender:

Bank of America, N.A.

1101 Wootton Parkway, 4th Floor

Rockville, Maryland 20852

Attention: Michael J. Landini, Senior Vice President

With copy to:

Joseph P. Corish, Esquire

Bean, Kinney & Korman, P.C.

2000 N. 14th Street, Suite 100

Arlington, Virginia 22201

If the Borrower comprises more than one Person, notice to the Borrower at the address specified above in this section for EFJ, Inc. shall constitute notice to all such Persons, and each Person signing below as the Borrower hereby irrevocably appoints EFJ, Inc. as that Person’s agent to receive notices from the Lender under this Agreement or the other Loan Documents.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication thereafter may be so given, served or sent. Each notice, demand, request or communication which is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered: (i) to the United States Postal Service, in the case of a notice given by certified mail; (ii) to Federal Express or any other commercially recognized overnight delivery service, in accordance with the terms and procedures for such delivery

Any notices required under the Uniform Commercial Code with respect to the sale or other disposition of the Collateral shall be deemed reasonable if mailed by the Lender to the Persons entitled thereto at their last known address at least ten (10) days prior to disposition of the Collateral.”

37.	Rights Cumulative. Section 10.7 of the Loan Agreement entitled “Rights Cumulative” is hereby deleted in its entirety and restated as follows:

“10.7 Rights Cumulative. The rights and remedies of the Lender described in any of the Loan Documents are cumulative and not exclusive of any other rights or remedies which the Lender or the then holder of the Notes otherwise would have at law or in equity or otherwise. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other notice or demand in similar or other circumstances.”

38.	Additional Schedules. The Loan Agreement is hereby amended to add (a) Schedule 1.1x-1 attached hereto and made a part hereof (In-process Research and Development Expenses Resulting from the Acquisition of 3e Technologies International, Inc.) as Schedule 1.1x-1 thereto, and (b) Schedule 1.1x-2 attached hereto and made a part hereof (Extraordinary Contract Settlement Costs Incurred in Connection with the Acquisition of 3e Technologies International, Inc.) as Schedule 1.1x-2 thereto.

39.	Consent to Merger. Lender hereby consents to the merger of Avanti Acquisition Corp., a Maryland corporation (“Avanti”) and a wholly-owned subsidiary of EFJ, Inc., with and into 3e Technologies International, Inc., a Maryland corporation, with 3e Technologies International, Inc., a Maryland corporation, as the surviving corporation of such merger, all in accordance with the terms and provisions of that certain Agreement and Plan of Merger, dated as of July 10, 2006, by and among EFJ, Inc., Avanti, 3e Technologies International, Inc., a Maryland corporation, Chih Hsiang Li as stockholders’ agent, and Steven Chen, James Whang, Chih-Hsiang Li and AEPCO, Inc.

40.	Location of Collateral. Borrower’s Equipment, goods and other tangible personal property set forth in Schedule 6.13 attached hereto and made a part hereof shall be kept and maintained at the locations set forth in said Schedule 6.13; the Borrower shall not relocate or move the Equipment, goods or other tangible personal property without the Lender’s prior written consent, which shall not be unreasonably withheld. The attached Schedule 6.13 shall be substituted for and shall replace Schedule 6.13 attached to the original Loan Agreement.

41.	Additional Fees and Costs. The Borrower promises to pay, on demand, all costs (including attorneys’ fees in an amount not to exceed $5,000.00, plus all costs and expenses) incurred by the Lender for the preparation and negotiation of this Second Amendment and any documents executed in connection with this Second Amendment. Nothing herein shall impair, limit or modify Borrower’s obligation to pay to Lender, on demand, all fees and costs (including attorneys’ fees and costs) incurred in conjunction with the enforcement or defense of Lender’s rights and remedies under the Loan Agreement as modified by this Second Amendment, or under any of the other Loan

Documents. The Borrower authorizes the Lender to advance funds to itself or to third parties to pay such fees, costs and expenses, which advances shall be deemed to be Advances to the Borrower under the Loan Agreement.

42.	Enforceability of Loan Agreement; No Offsets or Defenses. Except as modified by this Second Amendment, the Loan Agreement remains in full force and effect and unmodified. Borrower warrants and represents that it has no offsets or defenses to its obligations under the Loan Agreement, as so modified, and the other Loan Documents.

43.	Release. In consideration of Lender’s agreement to this Second Amendment, the Borrower hereby releases and waives any and all claims, actions or causes of action of any kind that it may have against the Lender as of the date of this Second Amendment arising out of or relating to the Revolving Note or the Loan Agreement (as amended by this Second Amendment) or that otherwise may exist as of the date of this Second Amendment.

44.	Arbitration.

This paragraph concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) the Loan Agreement or this Second Amendment (including any renewals, extensions or modifications); or (ii) any document related to the Loan Agreement or this Second Amendment; (collectively a “Claim”).

At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though the Loan Agreement as modified by this Second Amendment provides that it is governed by the law of a specified state.

Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof (“JAMS”), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

The arbitration shall be administered by JAMS and conducted in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in Maryland. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million and 00/100 Dollars ($5,000,000.00), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of the Loan Agreement as modified by this Second Amendment.

This paragraph does not limit the right of the Borrower or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but no limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

45.	WAIVER OF JURY TRIAL. BY AGREEING TO BINDING ARBITRATION, BORROWER AND LENDER IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF A CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN AGREEMENT AS MODIFIED BY THIS SECOND AMENDMENT.

46.	No Oral Agreements. This Second Amendment, the Loan Agreement, and the other Loan Documents constitute the entire agreement of the parties concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties.

(SIGNATURES AND NOTARY ACKNOWLEDGMENTS ON FOLLOWING PAGES)

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Second Amendment under seal as of the day and year first hereinabove set forth.

EFJ, INC., a Delaware corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

E. F. JOHNSON COMPANY, a Minnesota corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

TRANSCRYPT INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

3e TECHNOLOGIES INTERNATIONAL, INC., a Maryland corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Secretary

BANK OF AMERICA, N.A.

By:	/s/ Michael J. Landini	(SEAL)
Name:	Michael J. Landini
Title:	Senior Vice President

State of Texas	)
County of Dallas	)To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of EFJ, Inc., a Delaware corporation, this 6th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of E. F. Johnson Company, a Minnesota corporation, this 6th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of Transcrypt International, Inc., a Delaware corporation, this 6th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Secretary of 3e Technologies International, Inc., a Maryland corporation, this 10th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009

State of	)
County of	) To Wit:

Acknowledged before me by Michael J. Landini as Senior Vice President of Bank of America, N.A., this      day of                     , 2006.

[SEAL]
Notary Public

My commission expires: